State of Delaware

                        Office of the Secretary of State

                         ------------------------------





         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "PORTER MCLEOD NATIONAL RETAIL INC.", FILED IN THIS OFFICE ON THE

ELEVENTH DAY OF MAY, A.D. 1993, AT 9 O'CLOCK A.M.






------------------------------------
                                            Edward J. Freel, Secretary of State

2307026    8100                               AUTHENTICATION:           7487420

950089993                                                 DATE:        04-27-95


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                                                              STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                              DIVISION OF
CORPORATIONS
                                                       FILED 09:00 AM 05/11/1993
                                                       931335006 - 2307026

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                       PORTER MCLEOD NATIONAL RETAIL INC.



Pursuant to the provisions of Section 242 of the General Corporation Law Of Delaware, the undersigned corporation adopts the following amendment to its Certificate of Incorporation:

     FIRST: The name of the corporation is Porter McLeod National Retail Inc.

     SECOND: The following amendment to the Certificate of Incorporation was adopted by a vote of the stockholders sufficient for approval effective as of May 6, 1993, in the manner prescribed by the General Corporation Law of the State of Delaware:

     Article FOURTH of the Certificate of Incorporation is amended to read in its entirety as follows:

          "FOURTH: The total number of shares that the corporation shall have the authority to issue is 3,100,000 consisting of 3,000,000 shares of common stock, with each share have a par value of $.0001, and 100,000 shares of preferred stock, with each share having a par value of $.0001.

          The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, including, without limiting the generality of the foregoing, the following:

     (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

     (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

     (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;


     (d) whether the shares of such series shall be subject to redemption by the corporation, and, if so, the times, prices and other terms and conditions of such redemption;

     (e)  the amount or amounts payable upon shares of such series upon, and

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          the  rights  of the  holders  of such  series  in,  the  voluntary  or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

     (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of this class or any other class or classes of capital stock and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

     (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of this class; and

     (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class or classes.

          The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative."

     THIRD: The Amendment provides for a 1.166666-for-one stock split of the outstanding shares of $.001 par value common stock into shares of $.0001 par value common stock and otherwise does not provide for the exchange, reclassification or cancellation of issued shares.


     FOURTH: The Amendment does not effect a change in the amount of stated capital.



         Dated: May 6, 1993.


ATTEST:                                          PORTER MCLEOD NATIONAL RETAIL
                                                 INC.



_____________________________                  By:______________________________
William A. Johnson, Secretary                     Stephen J. Dow, President


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     Each of the undersigned,  Stephen J. Dow, the President of the Corporation,
and William A. Johnson, the Secretary of the Corporation, hereby affirms and acknowledges, under penalties of perjury, that the respective signature of the undersigned on the foregoing instrument is his respective act and deed or the act and deed of the Corporation, and that the facts stated in the foregoing instrument are true.






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                                                 Stephen J. Dow, President






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                                                  William A. Johnson, Secretary


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